UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PIONEER GREEN FARMS, INC.

(Exact name of registrant as specified in its charter)

Florida	83-3417168
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

1301 10th Avenue, East, Suite G, Palmetto, FL 34221

(Address of principal executive offices) (Zip code)

Securities to be registered pursuant to Section 12(b) of the Act: None

Title of each class to be registered	Name of each exchange on which each class is to be registered
N/A	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (c), check the following box. x

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.00001 par value, per share
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

A description of the Common Stock, par value $0.00001 per share of Pioneer Green Farms, Inc., a Florida corporation (the “Company”), to be registered hereunder is set forth under the caption “Description of Registrant’s Securities “ in the Prospectus included in the Company's Registration Statement on Form S-1 (File No. 333 262600) as filed with the Securities and Exchange Commission on February 9, 2022, as subsequently amended, including any amendment or report updating such description, and is incorporated herein by this reference.

Item 2. Exhibits.

The following exhibits to this Registration Statement on Form 8-A are either filed herewith or are incorporated by reference from documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit Number	Description of Exhibits

1

The Registrant's Registration Statement on Form S-1 (No. 333-262600) (the “Registration Statement”), as filed with the Securities and Exchange Commission on February 9, 2022, and as subsequently amended- incorporated herein by reference.

2	Certificate of Incorporation of the Registrant - incorporated herein by reference to Exhibit 3.1 to the Registration Statement.

3	Certificate of Conversion of the Registrant - incorporated herein by reference to Exhibit 3.2 to the Registration Statement.

4	Bylaws of the Registrant - incorporated herein by reference to Exhibit 3.3 to the Registration Statement.

5	Specimen of Common Stock Certificate - incorporated herein by reference to Exhibit 4.1 to the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Pioneer Green Farms, Inc.
Date: August 29, 2024

	By:	/s/ Michael Donaghy
Michael Donaghy
Chief Executive Officer and Director